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                                                                   EXHIBIT 99.2N


CONSENT OF INDEPENDENT AUDITORS

Tri-Continental Corporation:

We consent to the use in Amendment No. 30 to Investment Company Act File
No. 811-266 of our report dated February 11, 2000, appearing in the Annual Report to Security Holders for the year ended December 31, 1999, incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information which are also part of such Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
April 24, 2000